                                                                     Exhibit 8.1

                           SIMPSON THACHER & BARTLETT LLP

                              425 LEXINGTON AVENUE
                            NEW YORK, N.Y. 10017-3954
                                 (212) 455-2000

                                   ---------

                            FACSIMILE (212) 455-2502

                                                              November 23, 2005

L-3 Communications Holdings, Inc.
600 Third Avenue
New York, New York 10016

Ladies and Gentlemen:

         We have acted as tax counsel to L-3 Communications Holdings, Inc., a
Delaware corporation (the "Company"), in connection with the preparation and filing by the Company with the Securities and Exchange Commission of the
Registration Statement on Form S-3 dated November 23, 2005 under the
Securities Act of 1933, as amended (the "Registration Statement"), with respect to the registration of $700,000,000 aggregate principal amount of 3% Contingent
Convertible Debt Securities due 2035 (the "Convertible Notes") issued pursuant to the terms of the Indenture, dated as of July 29, 2005 (the "Indenture"), among the Company, certain subsidiaries of the Company, as guarantors (the
"Subsidiary Guarantors"), and The Bank of New York, as trustee.

         In delivering this opinion letter, we have reviewed and relied upon:
(i) the Registration Statement; (ii) the Indenture; (iii) the Registration
Rights Agreement, dated as of July 29, 2005 (the "Registration Rights
Agreement"), among the Company, the Subsidiary Guarantors, and Lehman Brothers
Inc. and certain other parties, as initial purchasers; and (iv) the form of the
Convertible Notes. In addition, we have examined, and have relied as to matters of fact upon, the documents referred to above and the documents delivered at the closing, upon originals, or duplicates or certified or conformed copies, of such corporate records, agreements, documents and other instruments and upon certificates or comparable documents, and we have made such other investigations, as we have deemed relevant and necessary in connection with the opinion hereinafter set forth. In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies and the authenticity of the originals of such latter documents.

         Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein and in the Registration Statement, we are of the opinion that the statements set forth

in the Registration Statement under the caption "Certain United States Federal
Income and Estate Tax Considerations," insofar as they purport to constitute summaries of matters of United States federal tax law and regulations or legal conclusions with respect thereto, constitute accurate summaries of the matters described therein in all material respects.

         We express no opinion with respect to the transactions referred to herein or in the Registration Statement other than as expressly set forth herein.

         We do not express any opinion herein concerning any law other than the federal tax law of the United States.

         We hereby consent to the use of our name in the Registration Statement under the caption "Legal Matters."

                                     Very truly yours,

                                     /s/ Simpson Thacher & Bartlett LLP

                                     SIMPSON THACHER & BARTLETT LLP